Exhibit 99(a)(3)

NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares

of
Gucci Group N.V.
Listed on the New York Stock Exchange, Inc.
Pursuant to the Offer to Purchase
Dated April 1, 2004
of
Pinault-Printemps-Redoute S.A.

       This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the share certificates representing the Common Shares, nominal value € 1.02 per share, of Gucci Group N.V. listed on the New York Stock Exchange, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the U.S. Depositary by the expiration of the Offer, or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, mail or facsimile to the U.S. Depositary. See “The Offer — Procedure for Tendering Shares” in the Offer to Purchase.

The Depositary for the Offer with respect to tendered Shares listed on the New York Stock Exchange, Inc. (the “U.S. Depositary”) is:

The Bank of New York

BY MAIL The Bank of New York Tender and Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248 United States of America	BY HAND OR OVERNIGHT COURIER The Bank of New York Tender and Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, New York 10286 United States of America

BY FACSIMILE TRANSMISSION: (212) 815-6433

To verify receipt: (212) 815-6212

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF
GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN
AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Pinault-Printemps-Redoute S.A., a société anonyme with a management board and supervisory board and organized under the laws of the Republic of France (the “Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 1, 2004 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged,                      Common Shares, nominal value € 1.02 per share, of Gucci Group N.V., a naamloze vennootschap organized under the laws of The Netherlands, that are listed on the New York Stock Exchange, Inc. (“U.S. Shares”), pursuant to the guaranteed delivery procedure for U.S. Shares set forth under “The Offer — Procedure for Tendering Shares” in the Offer to Purchase.

Certificate Numbers (if available)

If U.S. Shares will be tendered by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature)

(Name(s)) (Please Print)

(Address)

(Zip Code)

(Area Code and Telephone Number)

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the U.S. Depositary the U.S. Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the U.S. Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date of this Notice of Guaranteed Delivery.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:                               , 2004.

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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